                           ABERCROMBIE & FITCH REPORTS
                         THIRD QUARTER EPS GROWTH OF 6%



NEW ALBANY, Ohio / November 11, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the third quarter ended November 1, 2003 rose 6% to $0.51 versus $0.48 for the comparable period last year.

Net sales for the thirteen weeks ended November 1, 2003 increased 6% to $445.0 million from $419.3 million for the thirteen weeks ended November 2, 2002. Comparable store sales decreased 9% in the quarter.

Net income for the quarter increased 6% to $50.5 million compared to net income of $47.7 million for the third quarter of fiscal 2002.

Mike Jeffries, Chairman and Chief Executive Officer, said, "Given the very difficult sales environment, I am pleased with our financial performance for the third quarter. Although I am optimistic about our Holiday assortment, it is very difficult at this point to predict the level of demand for the fourth quarter. However, if the third quarter sales trend continues, we are comfortable that we can report flat EPS versus last year for the fourth quarter."

Abercrombie & Fitch operated a total of 651 stores at the end of the third quarter, including 170 abercrombie stores and 129 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and publishes the A&F Quarterly.

Today at 4:30 p.m. the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 428-6675 or internationally at (706) 634-1917. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (800) 642-1687 or internationally at (706) 645-9291 followed by the conference ID number 6756018; or for 12 months by visiting the Company's website at www.abercrombie.com.


                                     # # # #


For further information, call:   Thomas D. Lennox
                                 Director, Investor Relations and
                                 Corporate Communications
                                 (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.

                      Abercrombie & Fitch Co.
               Condensed Consolidated Balance Sheets
                          (in thousands)

                                        (unaudited)
ASSETS                                November 1, 2003   February 1, 2003
------                                ----------------   ----------------

Current Assets
    Cash and Equivalents                 $  431,603         $  420,063
    Marketable Securities                      --               10,000
    Receivables                               4,597             10,572
    Inventories                             212,291            143,306
    Store Supplies                           28,990             25,671
    Other                                    23,246             19,770
                                         ----------         ----------
Total Current Assets                        700,727            629,382

Property and Equipment, Net                 458,950            392,941

Other Assets                                    596                725
                                         ----------         ----------

TOTAL ASSETS                             $1,160,273         $1,023,048
                                         ==========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities

    Accounts Payable                     $  106,925         $   79,291
    Accrued Expenses                        156,091            119,526
    Income Taxes Payable                     26,426             40,879
                                         ----------         ----------

Total Current Liabilities                   289,442            239,696
                                         ----------         ----------

Long-Term Liabilities

    Debt                                       --                 --
    Deferred Income Taxes                    30,505             20,781
    Other Long-Term Liabilities              19,253             13,044
                                         ----------         ----------

Total Long-Term Liabilities                  49,758             33,825
                                         ----------         ----------

Total Shareholders' Equity                  821,073            749,527
                                         ----------         ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                   $1,160,273         $1,023,048
                                         ==========         ==========

                             Abercrombie & Fitch Co.
                   Condensed Consolidated Statements of Income
                                   (Unaudited)
               Thirteen Weeks Ended November 1, 2003 and Thirteen
                          Weeks Ended November 2, 2002
                      (in thousands except per share data)

                                                ACTUAL                           ACTUAL
                                     ----------------------------       ---------------------------
                                        2003           % of Sales         2002           % of Sales
                                     ---------         ----------       ---------        ----------

Net Sales                            $ 444,979           100.0%         $ 419,329          100.0%
                                     ---------           -----          ---------          -----

Gross Income                           183,865            41.3%           166,736           39.8%

Gen'l, Admin. & Store Oper. Exp        102,415            23.0%            90,304           21.5%
                                     ---------           -----          ---------          -----

Operating Income                        81,450            18.3%            76,432           18.2%

Interest Income, Net                      (757)           -0.2%              (866)          -0.2%
                                     ---------           -----          ---------          -----

Income Before Income Taxes              82,207            18.5%            77,298           18.4%

Income Tax Expense                      31,750             7.1%            29,610            7.1%

  Effective Rate                          38.6%                              38.3%
                                     ---------                          ---------

Net Income                           $  50,457            11.3%         $  47,688           11.4%
                                     =========           =====          =========          =====

Net Income Per Share:
  Basic                              $    0.52                          $    0.49
  Diluted                            $    0.51                          $    0.48

                             Abercrombie & Fitch Co.
                   Condensed Consolidated Statements of Income
                                   (Unaudited)
            Thirty-nine Weeks Ended November 1, 2003 and Thirty-nine
                          Weeks Ended November 2, 2002
                      (in thousands except per share data)

                                                ACTUAL                           ACTUAL
                                     ----------------------------       ---------------------------
                                        2003           % of Sales         2002           % of Sales
                                     ---------         ----------       ---------        ----------

Net Sales                            $ 1,147,421         100.0%         $ 1,061,274        100.0%
                                     -----------         -----          -----------        -----

Gross Income                             456,386          39.8%             413,040         38.9%

Gen'l, Admin. & Store Oper. Exp          279,030          24.3%             250,049         23.6%
                                     -----------         -----          -----------        -----

Operating Income                         177,356          15.5%             162,991         15.4%

Interest Income, Net                      (2,610)         -0.2%              (2,468)        -0.2%
                                     -----------         -----          -----------        -----

Income Before Income Taxes               179,966          15.7%             165,459         15.6%

Income Tax Expense                        69,140           6.0%              63,340          6.0%

  Effective Rate                            38.4%                              38.3%
                                     -----------                        -----------

Net Income                           $   110,826           9.7%         $   102,119          9.6%
                                     ===========         =====          ===========        =====

Net Income Per Share:
  Basic                              $      1.14                        $      1.04
  Diluted                            $      1.11                        $      1.01
